FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This FIRST AMENDMENT to the EMPLOYMENT AGREEMENT, which is dated March 10, 2014 (the “Amendment”), is made by and between ClearSign Combustion Corporation (the “Company”) and Richard F. Rutkowski (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive previously executed an Employment Agreement dated January 1, 2012 (the “Agreement”) for the Company to retain the services of the Executive, and the Executive to render services to the Company, as its Chief Executive Officer; and

WHEREAS, the Agreement had a term of three (3) years along with a provision to extend the term by an additional two (2) years.

THEREFORE, in consideration of the foregoing and of the mutual promises contained in this Amendment, Company and Executive agree as follows:

Section 1 of the Agreement is amended and restated as follows:

1.	TERM.

Company hereby employs Executive as Company’s Chief Executive Officer pursuant to the terms of this Agreement and Executive hereby accepts employment with Company pursuant to the terms of this Agreement. This Agreement is effective on January 1, 2012, and will continue until January 1, 2017 unless terminated earlier pursuant to Section 12 or 13 below. Company and Executive shall work together during the 12 month period prior to the last year of each Renewal Period to determine whether this Agreement shall be renewed. If renewed, the term of such renewal will be two years. In this Agreement the word “Term” shall, depending on the context used, refer to the initial three year term or to any subsequent Renewal Period.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement.

Company:
ClearSign Combustion Corporation

By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer

Executive:

/s/ Richard F. Rutkowski
Richard F. Rutkowski

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